                              THE SOUTHERN COMPANY

                           OFFER TO PURCHASE FOR CASH
           ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING SERIES OF
                               PREFERRED STOCK OF

                               GULF POWER COMPANY

                                                            OUTSTANDING     CUSIP     PURCHASE PRICE
               TITLE OF SERIES OF PREFERRED                   SHARES       NUMBER      (PER SHARE)
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Preferred Stock ($100 par value)
  4.64% Series............................................     51,026     402479208      $ 86.73
  5.16% Series............................................     50,000     402479307      $100.00
  5.44% Series............................................     50,000     402479406      $100.00
Preferred Stock ($25 stated capital)
  6.72% Series............................................    800,000     402479836      $ 25.00
  1993 Adjustable Rate Series.............................    600,000     402479828      $ 25.00

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 10, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                November 3, 1997

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase and Proxy Statement, dated November 3, 1997, and a separate Letter of Transmittal and Proxy for each series of preferred stock listed above (each a "Series of Preferred") of Gulf Power Company (the "Company"), a Maine corporation and direct utility subsidiary of The Southern Company ("Southern"), of which you own shares. As to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the "Offer" of Southern to purchase any and all shares of the Series of Preferred ("Shares") at the purchase price per Share listed above plus from the Company the Interim Dividend (as defined in the Offer to Purchase and Proxy Statement (as defined below)), net to the seller in cash, upon the terms and subject to the conditions of the Offer. Southern will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. The Offer for a Series of Preferred is not conditioned upon any minimum number of Shares of such Series of Preferred being tendered and is independent of the Offer for any other Series of Preferred. Preferred Shareholders (including Preferred Shareholders who acquire Shares subsequent to the Record Date) who wish to tender their Shares pursuant to the Offer must vote in favor of the proposed amendment to the Company's Restated Articles of Incorporation, as amended, as set forth in the Offer to Purchase and Proxy Statement (the "Proposed Amendment"). The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting (as defined in the Offer to Purchase and Proxy Statement). In addition, Preferred Shareholders have the right to vote for the Proposed Amendment regardless of whether they tender their Shares. See "Proposed Amendment and Proxy Solicitation," "Terms of the Offer -- Certain Conditions of the Offer" and "Terms of the Offer -- Extension of Tender Period; Termination; Amendments" in the Offer to Purchase and Proxy Statement.

     IN ORDER TO VALIDLY TENDER SHARES PURSUANT TO THE OFFER, PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES DURING THE PERIOD BEGINNING TWO DAYS PRIOR TO THE RECORD DATE AND UP TO AND INCLUDING THE EXPIRATION DATE MUST OBTAIN AN ASSIGNMENT OF PROXY FROM THE SELLER OF SUCH SHARES AND VOTE SUCH PROXY IN FAVOR OF THE PROPOSED AMENDMENT. IN ORDER TO FACILITATE THE TRANSFER OF SHARES DURING THE PERIOD DESCRIBED ABOVE, THE SHARES OF EACH SERIES OF PREFERRED WILL TRADE "WITH PROXY" IN THE OVER-THE-COUNTER MARKET. SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN ASSIGNMENT OF PROXY FROM THE SELLER.

     The Shares will trade, during the period which begins two days prior to the Record Date and which will end at the close of business on the Expiration Date, in the over-the-counter market under the symbol "GLWPT" for the 4.64% Series of Preferred, "GLWOT" for the 5.16% Series of Preferred, "GLWNT" for the 5.44% Series of Preferred, "GLWMT" for the 6.72% Series of Preferred and "GLWLT" for the 1993 Adjustable Rate Series of Preferred, indicating that such Shares are trading "with proxy." A Preferred Shareholder who acquires Shares during this period must obtain, or have its authorized representative obtain, an assignment of proxy (which is included in the applicable Letter of Transmittal and Proxy) at settlement from the seller. The National Association of Securities Dealers, Inc. (the "NASD") and The Depository Trust Company have issued notices informing their members and participants that the Shares are trading "with proxy" and that settlement of all trades during the period described above should include an assignment of proxy from the seller.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OR A VOTE OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL AND PROXY FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER OR VOTE SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender and/or vote any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

          (1) The Offer is for any and all Shares outstanding as of November 3, 1997. The Offer for a Series of Preferred is independent of the Offer for any other Series of Preferred.

          (2) The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 10, 1997, unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if such tendered Shares have not been accepted for payment.

          (3) Preferred Shareholders who wish to tender their Shares pursuant to the Offer must vote in favor of the Proposed Amendment. The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting.

          (4) Preferred Shareholders have the right to vote in favor of the Proposed Amendment regardless of whether they tender their Shares. If the Proposed Amendment is approved and adopted, the Company will make a special cash payment in the amount of 1.00% of the par value per Share of $100 Par Value Preferred Stock and 1.00% of the stated capital per Share of $25 Stated Capital Preferred Stock to each Preferred Shareholder who voted in favor of the Proposed Amendment, provided that such Shares have not been tendered pursuant to the Offer.

          (5) Any stock transfer taxes applicable to the sale of Shares to Southern pursuant to the Offer will be paid by Southern, except as otherwise provided in Instruction 6 of the Letter of Transmittal and Proxy.

     NEITHER SOUTHERN, THE COMPANY, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

     If you wish to have us tender and/or vote any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or vote on your behalf by the expiration of the Offer or the Special Meeting, as applicable.

     The Offer is being made to all holders of Shares. Southern is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If Southern becomes aware of any valid state statute prohibiting the making of the Offer, Southern will make a good faith effort to comply with such statute. If, after such good faith effort, Southern cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Southern by the Dealer Manager (as defined in the Offer) or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                  INSTRUCTIONS
             WITH RESPECT TO OFFER TO PURCHASE BY SOUTHERN FOR CASH
                       ANY AND ALL OUTSTANDING SHARES OF
                            THE PREFERRED STOCK OF,
                           AND PROXY SOLICITATION BY,
                               GULF POWER COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and Proxy Statement, dated November 3, 1997, and a separate Letter of Transmittal and Proxy for each series of preferred stock of Gulf Power Company (the "Company") (each a "Series of Preferred") in which the undersigned owns shares (as to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the "Offer") in connection with the invitation of The Southern Company ("Southern") to the holders of each Series of Preferred to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Proxy Statement plus from the Company the Interim Dividend (as defined in the Offer to Purchase and Proxy Statement), net to the seller in cash, upon the terms and subject to the conditions of the Offer, and in connection with the proxy solicitation being conducted by the Board of Directors of the Company.

     This will instruct you to tender to Southern the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

            SERIES OF PREFERRED                       NUMBER OF SHARES TO BE TENDERED*
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     You are further instructed to vote as designated hereunder in respect of the Proposed Amendment all Shares which the undersigned is entitled to vote at the Special Meeting:**

               [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

                                   SIGN HERE

        Signature(s):
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        Name(s):
                --------------------------------------------------------

        Address:
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        Dated:
              ----------------------------------, 1997

        Social Security or Taxpayer Identification No.:
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* By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be voted FOR the Proposed Amendment.